UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2021

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K that Dril-Quip, Inc. (the “Company”) filed with the Securities and Exchange Commission on September 2, 2021.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on September 1, 2021, the Board of Directors (the “Board”) of the Company approved the appointment of Jeffrey Bird as its President and Chief Executive Officer, and elected him to its Board of Directors (the “Board”), both effective as of January 1, 2022 to succeed Blake T. DeBerry, who will step down at that time.

In connection with his appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Bird on December 2, 2021 (the “Bird Employment Agreement”) effective as of January 1, 2022 (the “Effective Date”). The Bird Employment Agreement has an initial term commencing on the Effective Date and ending on December 31, 2024, but the term of this agreement will automatically extend for additional one-year periods unless either the Company or Mr. Bird notifies the other party at least 90 days in advance of the expiration of the then-current term that the agreement will not be extended. Mr. Bird will be an “at-will” employee of the Company, and his employment may be terminated at any time in accordance with the Bird Employment Agreement.

Pursuant to the Bird Employment Agreement, Mr. Bird will receive an annual base salary of $600,000 and will be eligible to receive an annual bonus to be determined each year in accordance with the Company’s normal bonus practices and under any annual bonus plan adopted by the Company after the Effective Date. Mr. Bird will also be entitled to 20 days paid time off subject to the Company’s policies, and he will be eligible to receive benefits consistent with other senior executives of the Company, including medical, life and disability insurance. Mr. Bird will also be entitled to participate in the Company’s incentive, savings and retirement plans.

If Mr. Bird’s employment is terminated by the Company without “cause” or by Mr. Bird for “good reason” (each term as defined in the Bird Employment Agreement) and prior to a “change of control period” (as defined in the Bird Employment Agreement), Mr. Bird will receive the following payments and benefits: (i) a lump sum cash payment equal to two times Mr. Bird’s annual base salary and (ii) continued medical, dental, vision and life insurance coverage until the earlier of Mr. Bird’s receipt of equivalent coverage and benefits under the plans of a subsequent employer or two years after the date of termination. Mr. Bird’s receipt of these payments and benefits is subject to his execution and non-revocation of a release of claims and his continued compliance with the confidentiality, non-competition and non-solicitation covenants set forth in the Bird Employment Agreement as well as any post-separation obligations included in any other agreement between the Company and Mr. Bird.

If Mr. Bird’s employment is terminated during a change of control period by the Company without cause or by Mr. Bird for good reason, Mr. Bird will receive the following payments and benefits: (i) a lump sum cash payment equal to three times Mr. Bird’s annual base salary, (ii) a lump sum cash payment equal to a pro rata portion of the greater of the annual bonus for the year of termination or the average annual bonus amount paid for the three most recent “performance periods” (as defined in the Bird Employment Agreement), (iii) a lump sum cash payment in an amount equal to three times the greater of the annual bonus for the year of termination or the average annual bonus amount paid for the three most recent performance periods, (iv) unless greater benefits are otherwise provided under the applicable award agreements, immediate vesting of any stock options, restricted stock awards or performance stock units (with performance awards vesting at target) previously granted to Mr. Bird and outstanding as of the time immediately prior to the date of his termination and the extension of the exercise period (if applicable to an award) until the earlier of the first anniversary of the date of termination and the expiration date of the award and (v) continued medical, dental, vision and life insurance coverage until the earlier of Mr. Bird’s receipt of equivalent coverage and benefits under the plans of a subsequent employer or three years after the date of termination. Mr. Bird’s receipt of these payments and benefits is subject to his execution and non-revocation of a release of claims and his continued compliance with the confidentiality, non-competition and non-solicitation covenants set forth in the Bird Employment Agreement as well as any post-separation obligations included in any other agreement between the Company and Mr. Bird.

In addition, Mr. Bird is subject to a perpetual covenant not to use or disclose the Company’s trade secrets or confidential information and non-competition and non-solicitation covenants during the term of his employment and for 12 months following his termination.

As of the Effective Date, the Bird Employment Agreement will supersede that certain Employment Agreement, dated March 7, 2017, by and between the Company and Mr. Bird.

The foregoing summary of the Bird Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bird Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Jeffrey Bird dated December 2, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President, General Counsel and Secretary

Date: December 3, 2021